Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Form S-4 of our report dated February 14, 2023, relating to the financial statements of Refreshing USA as of December 31, 2021 and 2020 and to all references to our firm included in this registration statement.

/s/ BF Borgers, CPA, P.C.

Certified Public Accountants

Lakewood, CO

February 14, 2023